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                                                                  EXHIBIT 10(aa)

Agreement for De Lisi, Feeks, Malinowski and Morris

                           CHANGE-IN-CONTROL AGREEMENT

     THIS AGREEMENT made as of the 18th day of January, 1994, by and between Citizens First National Bank of New Jersey, a national banking association with Administrative Headquarters located at 208 Harristown Road, Glen Rock, New
Jersey ("CFNB") and                                residing at
(the "Employee").

                              W I T N E S S E T H:

     WHEREAS, Employee is employed by CFNB, which is the banking subsidiary of Citizens First Bancorp, Inc. (the "Company"); and

     WHEREAS, CFNB considers the establishment and maintenance of a strong and stable management to be essential to protecting and enhancing the best interests of CFNB, the Company and the Company's shareholders; and

     WHEREAS, the Board of Directors of CFNB believes it is important, if the Company receives proposals from third parties with respect to its future, or if the Board of Directors of the Company determines to consider a change-in-control transaction on its own initiative, that the Employee should, without being influenced by perceived uncertainties of his own position or future employment, be able to devote his efforts toward the successful consummation of any such transaction and toward a successful transition during the period following the consummation of any such transaction.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CFNB and Employee agree as follows:

     1.   DEFINITIONS:

          For the purposes of this Agreement, the following words shall have the meanings set forth below unless a different meaning is plainly required by the context:

          "Cause" shall mean willful misconduct, including the commission by the Employee of a felony, perpetration by the Employee of fraud, or dishonesty of the Employee resulting in financial loss to Citizens.

          "Change-in-Control" shall mean the happening of any of the following:

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               (a) any Person (as hereinafter defined) shall have become the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of shares of stock of the Company having 20% or more of the total number of votes that may be cast for the election of Directors of the Company; or

               (b) the Company consolidates or merges with any Person in a transaction where the Company's Common Stock is exchanged for less than 50% of the voting stock of the resulting or surviving corporation;

               (c) there shall have been a change in the composition of the Board of Directors of the Company such that at any time a majority of the Board of Directors shall not have been members of the Board of Directors for twenty-four (24) months;
               provided, however, that directors who were appointed or nominated for election by at least two-thirds of the directors who were directors at the beginning of such twenty-four (24) month period (or deemed to be such directors under this subparagraph (c)) shall be deemed to be directors at the beginning of such twenty-four (24) month period for the purposes of this subparagraph (c).

               (d) the Company executes an agreement for the acquisition of the Company through the purchase of stock or assets or for the merger of the Company in which the Common Stock of the Company is to be exchanged for less than 50% of the voting stock of the resulting or surviving corporation; provided that in the event that such agreement is terminated prior to the consummation of any such merger or acquisition, then this provision (d) shall become inoperative as of the date of the termination of any such agreement; or

               (e) the Company sells all or substantially all of the assets of the Company.

          "Citizens" shall mean Citizens First National Bank of New Jersey and any Successor (as hereinafter defined) thereto.

          "Disability" means the absence of the Employee from his duties with Citizens on a full-time basis for one hundred eighty (180) consecutive days as a result of Employee's incapacity due to physical or mental illness, unless within thirty (30) days after Notice of Termination (as hereinafter defined) is given to the Employee

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following such absence Employee shall have returned to the full-time performance of his duties.

          "Good Reason" shall mean any one of the following:

          (a) a significant reduction in Employee's authority or duties and responsibilities from those in effect immediately prior to a Change-in-Control;

          (b) a reduction in Employee's base salary from that in effect immediately prior to a Change-in-Control;

          (c) Citizens requiring Employee to be based at an office that is greater than twenty (20) road miles from where the Employee's office is located immediately prior to a Change-in-Control; or

          (d) the failure of any Successor (as hereinafter defined) to assent to or assume this Agreement.

          "Person" shall have the meaning set forth in Section 14(d) of the Securities Exchange Act of 1934.

          "Protection Period" means the period commencing on the date a Change-in-Control occurs and ending one (1) year after that date; provided, however, that if a Change-in-Control occurs as a result of the Company executing an agreement for the acquisition or merger of the Company, then the Protection Period shall not end until one (1) year after the date on which such acquisition or merger shall have been consummated.

          "Successor" shall mean any Person that succeeds to, or has the practical ability to control, the Company's business.

     2.   TERMINATION FOLLOWING CHANGE-IN-CONTROL:

               Any termination of Employee's employment by Citizens or by Employee following a Change-in-Control shall be communicated by advance written notice [of Termination] to the other party ("Notice of Termination"). The date of the Employee's termination of employment (the "Date of Termination") shall be:

          (i) if the Employee's employment is terminated by Citizens for Disability, thirty (30) days after the Notice of Termination is delivered to the Employee, unless during such thirty (30) day period Employee shall have returned to the performance of his duties on a full-time basis;

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          (ii) if the Employee's employment is terminated by Citizens for Cause or by Employee for Good Reason, the date set forth in the Notice of Termination;

          (iii) if the Employee's employment is terminated by Citizens for any reason other than Cause or Disability, the date specified in the Notice of Termination, which in no event shall be a date earlier than ninety (90) days after the date on which the Notice of Termination is delivered to Employee, unless an earlier date has been expressly agreed to by Employee in writing either in advance of, or after, receiving such Notice of Termination.

     3.   COMPENSATION UPON TERMINATION OR DURING DISABILITY:

          (a) If a Change-in-Control occurs and Citizens terminates the employment of Employee during the Protection Period other than for Cause or Disability then the Employee shall be entitled to the payments and benefits provided in this Section 3. The death or voluntary retirement of Employee shall not constitute a termination of employment by Citizens. In addition, if a Change-in-Control occurs and the Employee terminates his employment with Citizens for Good Reason during the Protection Period, then Employee shall be entitled to the payments and benefits provided in this Section 3.

          (b) In the event of a termination of employment which entitles the Employee to the payments and benefits of this Section 3, then Citizens shall pay to Employee the following:

          (1) Employee's salary through the Date of Termination at the rate in effect immediately prior to the time a Notice of Termination is delivered plus any benefits and awards (including both cash and stock components) which under the terms of any plans of Citizens or the Company have been earned or become payable, but which have not yet been paid to Employee (including any amounts which have been deferred at Employee's request); and

          (2) As severance pay and in lieu of any further salary for periods subsequent to the Date of Termination, an amount equal to seventy-five percent (75%) of Employee's base annual salary in effect immediately prior to the Change-in-Control or immediately prior to the Date of Termination, whichever is higher.

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          (3)   The payments to be made to Employee under this Section 3(b)
                shall be payable, at Employee's option, either (i) in a lump sum within five (5) days of Employee's Date of Termination, or (ii) in equal bi-weekly or semi-monthly installments commencing within fourteen (14) days of Employee's Date of Termination and ending twelve (12) months after the commencement of such installment payments.

          (c) In the event of a termination of employment which entitles the Employee to the payments and benefits of this Section 3, then Citizens agrees that it will maintain in full force and effect for the benefit of Employee and his dependents, all life, medical and disability insurance coverages and arrangements in effect immediately prior to Employee's Date of Termination, subject only to Employee's continued payment toward premiums, but only to the extent, and in the same amount, as he paid while he was employed with Citizens. In the event that continued coverage of Employee and his dependents is not possible under existing plans, then Citizens shall arrange, at its sole cost and expense, for substantially similar coverages for Employee and his dependents, subject to Employee's continued contribution toward premiums in the same amount as while he was employed with Citizens. The obligation of Citizens to continue these coverages will terminate on the earlier of one (1) year after Employee's Date of Termination or the commencement date of equivalent benefits from a subsequent employer. If at the end of this one (1) year period following Employee's Date of Termination Employee has not obtained equivalent benefits from a subsequent employer, Citizens shall arrange, at its sole cost and expense, to enable Employee to (i) convert Employee's and Employee's dependents coverage to individual policies or programs upon the same terms as employees of Citizens may apply for such conversions or (ii) to continue Employee's and Employee's dependents coverage under existing policies in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).
          (d) If Employee's employment is terminated by Citizens other than for Cause or Disability Citizens shall provide Employee with outplacement services at Citizens' sole cost and expense, of a quality appropriate to Employee's status and position(s) immediately prior to the Change-in-Control, for a period commencing on the Date of Termination and ending on the earlier of the date Employee obtains full-time employment with a new employer or one (1) year from the Date of Termination.


          (e) Except as provided in Section 3(c) and (d) above, the amount of any payments provided for in this Section 3 shall not be reduced, offset or subject to recovery by Citizens by reason of any compensation earned by Employee as the result of employment by another employer after the Date of Termination.

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     4.   SUCCESSORS; BINDING AGREEMENT:

          This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amount would still be payable to Employee hereunder if Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there be no such designee, to Employee's estate.

     5.   MITIGATION:

          Employee shall not be required to mitigate the amount of any payment Citizens becomes obligated to make to or for the benefit of Employee in connection with this Agreement, by seeking other employment or otherwise.

     6.   TAXES:

          All payments to be made to Employee under this Agreement will be subject to required withholding of federal, state and local income and employment taxes.

     7.   SURVIVAL:

          The respective obligations of, and benefits afforded to, Citizens and the Employee as provided in Sections 3, 5, 11 and 12 of this Agreement shall survive termination of this Agreement.

     8.   NOTICE:

          For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been delivered when actually received by the party to whom such notice is directed, provided that all notices to Citizens shall be directed to the attention of the Chairman of the Board or President, with a copy to the Secretary of Citizens, or to such other address as either party may have furnished to the other in writing in accordance herewith.

     9.   MISCELLANEOUS:

          No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is authorized by Citizens' Board of Directors and agreed to in a writing signed by Employee and the Chairman of the Board or President of Citizens. No waiver by either party of any breach by the other party of, or of compliance with, any condition or provision of this Agreement to be performed by such

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other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey.

     10.  VALIDITY:

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     11.  ARBITRATION:

          Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in New Jersey by three arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Citizens shall bear all costs and expenses of the arbitration proceeding pursuant to this Section 11. In the event that an arbitration under this Section 11 shall result in an award to Employee, any amount so awarded to Employee shall be increased by such interest factor (in no event less than 5% annualized) as the arbitrators shall deem reasonable in order to compensate Employee for the lost use of the amounts so awarded. In the event that the Employee prevails in an arbitration proceeding, the arbitrators may in their discretion require Citizens to reimburse to Employee the legal fees and expenses which he incurred in pursuing his claims.

     12.  EMPLOYEE'S COMMITMENT:

          Employee agrees that subsequent to Employee's period of employment with Citizens, Employee will not at any time communicate or disclose to any unauthorized person, without the written consent of Citizens, any proprietary processes of Citizens or other confidential information concerning Citizens' business, affairs, products, suppliers or customers which, if disclosed, would have a material adverse effect upon the business or operations of Citizens, taken as a whole; it being understood, however, that the obligations of this
Section 12 shall not apply to the extent that the aforesaid matters (a) are disclosed in circumstances where Employee is legally required to do so or (b) become generally known to and available for use by the public otherwise than by Employee's wrongful act or omission.

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     13.  EFFECTIVENESS OF AGREEMENT:

          Notwithstanding any provision of this Agreement to the contrary, this Agreement and any of Employee's payments, benefits or rights as provided herein are subject to (i) Section 18(k) of the Federal Deposit Insurance Act, as amended, and any applicable regulations thereunder and (ii) all other applicable laws, rules or regulations and the authority of any governmental agency, instrumentality or body.

     14.  RELATED AGREEMENTS:

          To the extent that any provision of any other agreement between Citizens and Employee shall limit, qualify, be inconsistent with or cover any matter covered by any provisions of this Agreement, then for purposes of this Agreement, while the same shall remain in force, the provision of this Agreement shall control and such provision of such other agreement shall be deemed to have been superseded, and to be of no force or effect, as if such other agreement had been formally amended to the extent necessary to accomplish such purpose.

     15.  NO EMPLOYMENT CONTRACT:

          This Agreement is not intended to be a contract of employment. Nothing contained in this Agreement shall limit or impair the right of Employee to terminate his employment with Citizens or of Citizens to terminate the employment of Employee, subject to Citizens' obligation, if any, to provide Employee the payments and benefits specified in this Agreement.

     16.  TERM OF AGREEMENT:

          This Agreement shall commence on the date hereof and shall continue in effect until December 31, 1996; provided, however, that commencing on January 1, 1997 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless at least 90 days prior to such January 1st date, Citizens shall have given notice that this Agreement shall not be extended; and provided further, that notwithstanding the delivery of any such notice, this Agreement shall continue in effect at least until the termination of the Protection Period if a Change-in-Control shall have occurred during the original or extended term of this Agreement. Notwithstanding anything in this Agreement or this Section 16 to the contrary, this Agreement shall terminate automatically if the Employee or Citizens terminates Employee's employment prior to a Change-in-Control.

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     17.  COUNTERPARTS:

          This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Attest:                            Citizens First National Bank of
                                   New Jersey

________________________      By:  _______________________________
James R. Van Horn                  Allan D. Nichols
Secretary                          Chairman and Chief Executive Officer

Witness:


_______________________            _______________________________

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